Exhibit 99.1

Press Release

CONTACT:

Jarrod Langhans

Investor Relations

Tel: (813) 313-1732

Investorrelations@cott.com

COTT REPORTS SECOND QUARTER 2015 RESULTS AND

ANNOUNCES AGREEMENT TO ACQUIRE TWO HOME AND

OFFICE WATER DELIVERY COMPANIES

(Unless stated otherwise, all second quarter 2015 comparisons are relative to the second quarter of 2014; all information is in U.S. dollars.)

TORONTO, ON and TAMPA, FL – July 30, 2015 – Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the second quarter ended July 4, 2015.

SECOND QUARTER 2015 HIGHLIGHTS

•	Revenue of $780 million was higher by 42% compared to $549 million as a result of the acquisition of DS Services, offset in part by the impact of foreign exchange and a product mix shift towards contract manufacturing and across other private label categories in our traditional business.

•	Gross profit was $241 million compared to $79 million, which resulted in gross profit as a percentage of revenue of 30.9% compared to 14.4%.

•	Adjusted EBITDA increased 93% to $108 million compared to $56 million. Reported EBITDA was $103 million compared to $32 million.

•	With continued focus on Cott’s strategic priorities designed to build long-term shareowner value:

•	DS Services revenue increased 2.2% (3.1% on an adjusted basis). Synergy capture and integration of DS Services continued to make good progress with $2 million of synergies realized during the second quarter for a total of over $3 million of synergies realized to date.

•	Two agreements have been signed for the acquisition of home and office delivery (“HOD”) water businesses which together generate approximately $9 million in annual revenues. The acquisitions, which are subject to customary closing conditions, are expected to close in the third quarter of 2015.

•	The North America business unit continued to expand its contract manufacturing business, which grew by approximately 7 million serving equivalent cases. For the North America business unit, gross margin increased 165 basis points to 14.5%.

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•	Convertible and non-convertible preferred shares of $149 million were fully redeemed on June 11, 2015 with proceeds from our oversubscribed equity offering and cash on hand.

“I am pleased with the continued volume stability within our traditional business and the increased gross margins, EBITDA, and cash flow for the entire business”, commented Jerry Fowden, Cott’s Chief Executive Officer. “I believe the redemption of the preferred shares within the quarter alongside the greater flexibility it provides to pursue multiple value creating DS HOD water tuck in-acquisitions positions us well as we look forward,” continued Mr. Fowden.

SECOND QUARTER 2015 GLOBAL PERFORMANCE

-	Revenue of $780 million was higher by 42%. Excluding the impact of foreign exchange and DS Services, revenue was lower by 1% primarily as a result of a product mix shift in our traditional business.

-	Gross profit increased 204% to $241 million, with gross margin of 30.9% compared to 14.4%. Excluding DS Services, gross margin increased by 170 basis points to 16.1% from 14.4% driven primarily by the addition of the higher margin Aimia Foods business and cost and efficiency savings, offset in part by the impact of foreign exchange and the competitive environment in our U.K./Europe operations.

-	Selling, general and administrative (“SG&A”) expenses were $190 million compared to $51 million. The increase in SG&A expenses was due to $139 million in expenses associated with the addition of the DS Services business. Excluding DS Services, SG&A expenses were flat at $51 million.

-	Interest expense increased to $28 million due primarily to the additional debt incurred in connection with the DS Services acquisition.

-	Other expense was $1 million compared to $20 million due primarily to a net loss on foreign currency in the current quarter versus $19 million in expense related to the purchase of a majority of our 8.125% senior notes due in 2018 (“2018 Notes”) in a cash tender offer in the prior year.

-	Income tax benefit was $1 million compared to expense of $3 million.

-

Redemption of the preferred shares resulted in a non-cash income statement charge of $12 million despite issuing the shares in U.S. dollars as well as redeeming the shares in U.S. dollars. Due to our Canadian incorporation we were required to record the issuance of the preferred shares in Canadian

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currency and to record a non-cash charge to the income statement as a result of the change in the Canadian exchange rate from the date of issuance to the date of redemption.

-	Adjusted net income and adjusted net income per diluted share were $18 million and $0.18, respectively, compared to adjusted net income of $17 million and adjusted net income per diluted share of $0.18. Reported net income and net income per diluted share were $2.2 million and $0.02, respectively, compared to reported net loss and loss per diluted share of $6 million and $0.06, respectively.

-	Adjusted EBITDA increased 93% to $108 million due primarily to the addition of the DS Services business as well as volume stabilization and cost savings programs, offset in part by the competitive environment in our U.K./Europe operations and a $4 million impact of unfavorable foreign exchange rates.

-	Free cash flow increased by 159% to $46 million, reflecting $76 million of net cash provided by operating activities less $30 million of capital expenditures. Adjusted free cash flow increased 34%.

SECOND QUARTER 2015 REPORTING SEGMENT PERFORMANCE

-	North America volume was lower by 1% in actual cases and 2% in servings driven by a general market decline in CSDs and private label shelf stable juice, offset largely by increases in contract manufacturing and other growth areas such as sparkling waters and mixers. Revenue was lower by 5% (lower by 4% excluding the impact of foreign exchange) at $359 million due primarily to an overall product mix shift into contract manufacturing and across other private label categories. Gross margin increased 165 basis points to 14.5%, operating income increased 20% to $18 million, and EBITDA increased 9% to $39 million due primarily to stable volumes and tighter cost controls.

-	DS Services revenue increased 2.2% to $257 million due primarily to growth in HOD water, single cup coffee delivery, and retail sales, offset in part by a declining energy surcharge as a result of lower diesel fuel prices and reduced sales in traditional brew basket coffee. Revenue on an adjusted basis increased 3.1%. HOD average returnable five gallon and three gallon consumption increased 0.4% (excluding the impact of the Primo partnership) and the HOD customer base increased 0.7%. DS Services adjusted EBITDA increased by $3 million, or 7%, to $49 million compared to $46 million while operating income excluding the $3 million of acquisition and integration costs increased 9% to $16 million.

-	U.K. volume increased 10% in servings due primarily to the addition of the Aimia Foods business. Revenue decreased 3% (increased 7% excluding the impact of foreign exchange) to $154 million due primarily to the impact of foreign exchange rates and the competitive environment, offset in part by the addition of the Aimia Foods business.

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-	All Other revenue was $16 million compared to $18 million due to product mix shifts within Royal Crown International and Mexico. Gross profit increased to $7 million from $6 million.

SECOND QUARTER RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, July 30, 2015, at 10:00 a.m. ET, to discuss second quarter results, which can be accessed as follows:

North America: (888) 572-7026

International: (719) 325-2344

Passcode: 5930783

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT COTT CORPORATION

Cott is one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors, and has one of the broadest home and office bottled water and office coffee services distribution networks in the United States, with the ability to service approximately 90 percent of U.S. households, as well as national, regional and local offices.

Cott produces multiple types of beverages in a variety of packaging formats and sizes, including carbonated soft drinks, 100% shelf stable juice and juice-based products, clear, still and sparkling flavored waters, energy drinks and shots, sports drinks, new age beverages, ready-to-drink teas, beverage concentrates, liquid enhancers, freezables and ready-to-drink alcoholic beverages, as well as hot chocolate, coffee, malt drinks, creamers/whiteners and cereals. Cott’s large manufacturing footprint, broad distribution network, substantial research and development capability and high-level of quality and customer service enables Cott to offer its customers a strong value-added proposition of low cost, high quality products and services. In addition, Cott is now a national direct-to-consumer provider of bottled water, office coffee and water filtration services offering a comprehensive portfolio of beverage products, equipment and supplies to approximately 1.5 million customer locations through its network of over 180 warehouse, branch and distribution facilities and daily operation of over 2,200 routes.

With over 9,000 employees, Cott operates approximately 60 manufacturing facilities and 180 distribution facilities in the United States, Canada, the United Kingdom and Mexico. Cott also develops and manufactures beverage concentrates, which it exports to approximately 50 countries around the world.

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Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures. Cott excludes from GAAP revenue the impact of foreign exchange, the impact of energy surcharges, and, in some cases, the impact of DS Services, to separate the impact of currency exchange rate changes, energy surcharges and recent acquisitions from Cott’s results of operations. Cott utilizes adjusted gross margin (on a global, and in some cases, business unit basis), adjusted SG&A expenses, adjusted pre-tax income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA (on a global, and in some cases, business unit, basis)to separate the impact of certain items from the underlying business. Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott’s underlying business performance and the performance of its management. Additionally, Cott supplements its reporting of net cash provided by operating activities determined in accordance with GAAP by excluding capital expenditures to present free cash flow, and by excluding bond redemption costs to present adjusted free cash flow, which management believes provides useful information to investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, paying dividends, and strengthening the balance sheet. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the execution of our strategic priorities (including, but not limited to, statements related to the integration and synergy targets in connection with the DS Services business), the anticipated closing of certain acquisitions in our DS Services business, future financial and operating trends and results and related matters. The forward-looking statements are based on

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assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in a highly competitive beverage category; changes in consumer tastes and preferences for existing products and our ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or a reduction in business in our legacy Cott business with key customers, particularly Walmart; consolidation of retail customers; fluctuations in commodity prices and our ability to pass on increased costs to our customers, and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; our ability to realize the expected benefits of recent acquisitions or other strategic opportunities that we may pursue because of integration difficulties and other challenges; risks associated with the DS Services acquisition agreement; changes resulting from our assessment of the effectiveness of the system of internal control over financial reporting maintained by DS Services; limited financial information on which to evaluate the combined company; the incurrence of substantial indebtedness to finance the DS Services acquisition; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; our ability to maintain favorable arrangements and relationships with our suppliers; our substantial indebtedness and our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; credit rating changes; the impact of global financial events on our financial results; our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities; any disruption to production at our beverage concentrates or other manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; the seasonal nature of our business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain, and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; or our ability to securely maintain our customers’ confidential or credit card information, or other private data relating to our employees or our company.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

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COTT CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended July 4, 2015					For the Three Months Ended June 28, 2014
	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP
Revenue, net	$779.8	$—	$2.3	$—	$782.1	$549.2	$—	$—	$—	$549.2
Cost of sales	539.2	—	—	0.9	540.1	470.2	(1.2)	—	—	469.0

Gross profit	240.6	—	2.3	(0.9)	242.0	79.0	1.2	—	—	80.2
Selling, general and administrative expenses	190.2	—	1.7	—	191.9	50.7	—	(0.2)	—	50.5
Loss (gain) on disposal of property, plant & equipment	0.2	—	1.0	(1.2)	—	(0.1)	—	—	—	(0.1)
Restructuring	—	—	—	—	—	0.1	—	(0.1)	—	—
Asset impairments	—	—	—	—	—	0.3	—	(0.3)	—	—
Acquisition and integration expenses	4.1	(4.1)	—	—	—	1.8	(1.8)	—	—	—

Operating income	46.1	4.1	(0.4)	0.3	50.1	26.2	3.0	0.6	—	29.8
Other expense (income), net	1.0	—	—	(1.0)	—	19.8	—	(19.6)	(0.7)	(0.5)
Interest expense, net	27.9	—	—	—	27.9	8.4	—	—	—	8.4

Income (loss) before income taxes - EBT	17.2	4.1	(0.4)	1.3	22.2	(2.0)	3.0	20.2	0.7	21.9
Income tax (benefit) expense	(1.1)	1.4	(0.2)	0.4	0.5	2.5	0.6	0.1	0.1	3.3

Net income (loss)	$18.3	$2.7	$(0.2)	$0.9	$21.7	$(4.5)	$2.4	$20.1	$0.6	$18.6
Less: Net income attributable to non-controlling interests	1.7	—	—	—	1.7	1.4	—	—	—	1.4
Less: Accumulated dividends on convertible preferred shares	1.8	—	—	—	1.8	—	—	—	—	—
Less: Accumulated dividends on non-convertible preferred shares	0.6	—	—	—	0.6	—	—	—	—	—
Less: Foreign exchange impact on redemption of preferred shares	12.0	—	(12.0)	—	—	—	—	—	—	—

Net income (loss) attributed to Cott Corporation	$2.2	$2.7	$11.8	$0.9	$17.6	$(5.9)	$2.4	$20.1	$0.6	$17.2

Net income (loss) per common share attributed to Cott Corporation
Basic	$0.02				$0.18	$(0.06)				$0.18
Diluted	$0.02				$0.18	$(0.06)				$0.18
Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	99.6				99.6	94.2				94.2
Diluted	100.2				100.2	94.2				94.6
Dividends declared per common share	$0.06					$0.06
EBT	$17.2				$22.2	$(2.0)				$21.9
Interest expense, net	27.9				27.9	8.4				8.4
Depreciation & Amortization	58.2				58.2	25.8				25.8

EBITDA	$103.3				$108.3	$32.2				$56.1

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COTT CORPORATION	EXHIBIT 2
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Six Months Ended July 4, 2015					For the Six Months Ended June 28, 2014
	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP
Revenue, net	$1,489.6	$0.9	$3.4	$—	$1,493.9	$1,024.3	$—	$—	$—	$1,024.3
Cost of sales	1,047.7	(3.3)	—	1.2	1,045.6	889.1	(1.2)	—	—	887.9

Gross profit	441.9	4.2	3.4	(1.2)	448.3	135.2	1.2	—	—	136.4
Selling, general and administrative expenses	378.7	—	2.8	—	381.5	97.6	—	(0.3)	—	97.3
Loss (gain) on disposal of property, plant & equipment	1.6	—	1.0	(2.7)	(0.1)	—	—	—	(0.1)	(0.1)
Restructuring	—	—	—	—	—	2.3	—	(2.3)	—	—
Asset impairments	—	—	—	—	—	1.9	—	(1.9)	—	—
Acquisition and integration expenses	8.8	(8.8)	—	—	—	2.9	(2.9)	—	—	—

Operating income	52.8	13.0	(0.4)	1.5	66.9	30.5	4.1	4.5	0.1	39.2
Other (income) expense, net	(9.4)	—	—	9.9	0.5	17.5	3.5	(20.5)	(1.3)	(0.8)
Interest expense, net	55.6	—	—	—	55.6	18.2	—	—	—	18.2

Income (loss) before income taxes - EBT	6.6	13.0	(0.4)	(8.4)	10.8	(5.2)	0.6	25.0	1.4	21.8
Income tax (benefit) expense	(10.5)	4.7	(0.2)	(2.0)	(8.0)	2.0	0.7	1.0	0.3	4.0

Net income (loss)	$17.1	$8.3	$(0.2)	$(6.4)	$18.8	$(7.2)	$(0.1)	$24.0	$1.1	$17.8
Less: Net income attributable to non-controlling interests	3.0	—	—	—	3.0	2.8	—	—	—	2.8
Less: Accumulated dividends on convertible preferred shares	4.5	—	—	—	4.5	—	—	—	—	—
Less: Accumulated dividends on non-convertible preferred shares	1.4	—	—	—	1.4	—	—	—	—	—
Less: Foreign exchange impact on redemption of preferred shares	12.0	—	(12.0)	—	—	—	—	—	—	—

Net (loss) income attributed to Cott Corporation	$(3.8)	$8.3	$11.8	$(6.4)	$9.9	$(10.0)	$(0.1)	$24.0	$1.1	$15.0

Net (loss) income per common share attributed to Cott Corporation
Basic	$(0.04)				$0.10	$(0.11)				$0.16
Diluted	$(0.04)				$0.10	$(0.11)				$0.16
Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	96.4				96.4	94.3				94.3
Diluted	96.4				96.9	94.3				94.9
Dividends declared per common share	$0.12					$0.12
EBT	$6.6				$10.8	$(5.2)				$21.8
Interest expense, net	55.6				55.6	18.2				18.2
Depreciation & Amortization	115.6				115.6	50.9				50.9

EBITDA	$177.8				$182.0	$63.9				$90.9

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COTT CORPORATION	EXHIBIT 3
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	July 4, 2015	January 3, 2015
ASSETS
Current assets
Cash & cash equivalents	$79.0	$86.2
Accounts receivable, net of allowance	366.6	305.7
Income taxes recoverable	1.3	1.6
Inventories	266.7	262.4
Prepaid expenses and other current assets	39.5	59.3

Total current assets	753.1	715.2
Property, plant & equipment, net	820.2	864.5
Goodwill	748.9	743.6
Intangibles and other assets, net	749.9	781.7
Deferred income taxes	1.3	2.5
Other tax receivable	0.1	0.2

Total assets	$3,073.5	$3,107.7

LIABILITIES, PREFERRED SHARES AND EQUITY
Current liabilities
Short-term borrowings	$198.2	$229.0
Current maturities of long-term debt	3.9	4.0
Accounts payable and accrued liabilities	453.9	420.3

Total current liabilities	656.0	653.3
Long-term debt	1,550.2	1,565.0
Deferred income taxes	101.8	119.9
Other long-term liabilities	88.5	71.8

Total liabilities	2,396.5	2,410.0
Convertible preferred shares, $1,000 stated value, no shares issued (January 3, 2015 - 116,054 shares issued)	—	116.1
Non-convertible preferred shares, $1,000 stated value, no shares issued (January 3, 2015 - 32,711 shares issued)	—	32.7
Equity
Capital stock, no par - 109,585,142 shares issued (January 3, 2015 - 93,072,850 shares issued)	532.1	388.3
Additional paid-in-capital	50.9	46.6
Retained earnings	142.2	158.1
Accumulated other comprehensive loss	(54.6)	(51.0)

Total Cott Corporation equity	670.6	542.0
Non-controlling interests	6.4	6.9

Total equity	677.0	548.9

Total liabilities, preferred shares and equity	$3,073.5	$3,107.7

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COTT CORPORATION	EXHIBIT 4
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Operating Activities
Net income (loss)	$18.3	$(4.5)	$17.1	$(7.2)
Depreciation & amortization	58.2	25.8	115.6	50.9
Amortization of financing fees	1.1	0.6	2.4	1.2
Amortization of senior notes premium	(1.4)	—	(2.9)	—
Share-based compensation expense	3.7	2.1	6.1	3.4
(Decrease) increase in deferred income taxes	(5.2)	2.6	(16.9)	1.9
Write-off of financing fees and discount	—	3.0	—	3.3
Loss (gain) on disposal of property, plant & equipment	0.2	(0.1)	1.6	—
Asset impairments	—	0.3	—	1.9
Other non-cash items	(6.3)	(0.5)	(16.5)	(0.7)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(19.4)	(33.0)	(60.7)	(66.3)
Inventories	6.1	8.9	(4.9)	(7.6)
Prepaid expenses and other current assets	(4.5)	(1.2)	25.8	(1.0)
Other assets	(1.3)	(0.4)	(3.7)	(0.2)
Accounts payable and accrued liabilities, and other liabilities	25.2	26.3	10.0	(2.2)
Income taxes recoverable	1.0	(0.4)	1.6	(0.4)

Net cash provided by (used in) operating activities	75.7	29.5	74.6	(23.0)

Investing Activities
Acquisitions, net of cash received	(0.5)	(80.8)	(0.5)	(80.8)
Additions to property, plant & equipment	(29.9)	(11.8)	(57.2)	(20.6)
Additions to intangibles and other assets	(0.1)	(1.3)	(2.2)	(2.8)
Proceeds from sale of property, plant & equipment and sale-leaseback	40.1	—	40.5	—

Net cash provided by (used in) investing activities	9.6	(93.9)	(19.4)	(104.2)

Financing Activities
Payments of long-term debt	(1.1)	(296.5)	(1.9)	(312.5)
Issuance of long-term debt	—	525.0	—	525.0
Borrowings under ABL	654.1	188.2	748.9	283.2
Payments under ABL	(674.4)	(284.3)	(777.2)	(299.4)
Distributions to non-controlling interests	(1.6)	(2.5)	(3.6)	(4.8)
Issuance of common shares	142.5	—	142.6	—
Financing fees	(0.2)	(7.9)	(0.2)	(7.9)
Preferred shares repurchased and cancelled	(148.8)	—	(148.8)	—
Common shares repurchased and cancelled	—	(2.7)	(0.7)	(3.1)
Dividends to common and preferred shareholders	(9.0)	(5.7)	(18.0)	(10.8)
Payment of deferred consideration for acquisitions	(2.5)	—	(2.5)	—

Net cash (used in) provided by financing activities	(41.0)	113.6	(61.4)	169.7

Effect of exchange rate changes on cash	0.2	1.1	(1.0)	1.2

Net increase (decrease) in cash & cash equivalents	44.5	50.3	(7.2)	43.7
Cash & cash equivalents, beginning of period	34.5	40.6	86.2	47.2

Cash & cash equivalents, end of period	$79.0	$90.9	$79.0	$90.9

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COTT CORPORATION	EXHIBIT 5
SEGMENT INFORMATION - NON-GAAP
(in millions of U.S. dollars)
Unaudited

For the Three Months Ended July 4, 2015
(in millions of U.S. dollars)	North America	DSS	U.K.	All Other	Corporate	Elimination	Total
Revenue
Private label retail	$289.7	$17.2	$71.8	$1.7	$—	$(0.7)	$379.7
Branded retail	30.8	20.6	48.5	1.3	—	(0.5)	100.7
Contract packaging	31.3	—	30.9	6.8	—	(1.6)	67.4
Home and office bottled water delivery	—	164.8	—	—	—	—	164.8
Office coffee services	—	29.7	—	—	—	—	29.7
Other	7.2	24.7	2.6	6.6	—	(3.6)	37.5

Total	$359.0	$257.0	$153.8	$16.4	$—	$(6.4)	$779.8

Operating income (loss)	$18.3	$13.2	$14.6	$3.7	$(3.7)	$—	$46.1

For the Three Months Ended June 28, 2014
(in millions of U.S. dollars)	North America	DSS	U.K.	All Other	Corporate	Elimination	Total
Revenue
Private label retail	$313.9	$—	$79.0	$1.8	$—	$(0.3)	$394.4
Branded retail	27.9	—	48.3	1.1	—	(0.5)	76.8
Contract packaging	28.4	—	29.3	7.7	—	(1.9)	63.5
Home and office bottled water delivery	—	—	—	—	—	—	—
Office coffee services	—	—	—	—	—	—	—
Other	9.1	—	1.1	7.7	—	(3.4)	14.5

Total	$379.3	$—	$157.7	$18.3	$—	$(6.1)	$549.2

Operating income (loss)	$15.3	$—	$10.7	$3.1	$(2.9)	$—	$26.2

For the Six Months Ended July 4, 2015
(in millions of U.S. dollars)	North America	DSS	U.K.	All Other	Corporate	Elimination	Total
Revenue
Private label retail	$557.4	$32.7	$132.7	$2.8	$—	$(1.2)	$724.4
Branded retail	57.9	40.3	89.3	2.4	—	(0.9)	189.0
Contract packaging	56.9	—	59.3	10.7	—	(1.6)	125.3
Home and office bottled water delivery	—	314.4	—	—	—	—	314.4
Office coffee services	—	61.7	—	—	—	—	61.7
Other	15.5	48.2	4.7	13.5	—	(7.1)	74.8

Total	$687.7	$497.3	$286.0	$29.4	$—	$(10.8)	$1,489.6

Operating income (loss)	$25.5	$11.7	$18.5	$5.3	$(8.2)	$—	$52.8

For the Six Months Ended June 28, 2014
(in millions of U.S. dollars)	North America	DSS	U.K.	All Other	Corporate	Elimination	Total
Revenue
Private label retail	$613.6	$—	$142.5	$2.7	$—	$(0.4)	$758.4
Branded retail	53.0	—	79.7	2.3	—	(0.9)	134.1
Contract packaging	48.3	—	49.4	14.5	—	(4.8)	107.4
Home and office bottled water delivery	—	—	—	—	—	—	—
Office coffee services	—	—	—	—	—	—	—
Other	15.2	—	1.7	13.6	—	(6.1)	24.4

Total	$730.1	$—	$273.3	$33.1	$—	$(12.2)	$1,024.3

Operating income (loss)	$17.8	$—	$12.9	$5.6	$(5.8)	$—	$30.5

Press Release

TRADITIONAL COTT	EXHIBIT 6
SUPPLEMENTARY INFORMATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended July 4, 2015					For the Three Months Ended June 28, 2014
	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP
Revenue, net	$522.8	$—	$—	$—	$522.8	$549.2	$—	$—	$—	$549.2
Cost of sales	438.4	—	—	0.9	439.3	470.2	(1.2)	—	—	469.0

Gross profit	84.4	—	—	(0.9)	83.5	79.0	1.2	—	—	80.2
Selling, general and administrative expenses	51.2	—	(0.6)	—	50.6	50.7	—	(0.2)	—	50.5
(Gain) loss on disposal of property, plant & equipment	(0.7)	—	1.0	(0.3)	—	(0.1)	—	—	—	(0.1)
Restructuring	—	—	—	—	—	0.1	—	(0.1)	—	—
Asset impairments	—	—	—	—	—	0.3	—	(0.3)	—	—
Acquisition and integration expenses	1.0	(1.0)	—	—	—	1.8	(1.8)	—	—	—

Operating income	32.9	1.0	(0.4)	(0.6)	32.9	26.2	3.0	0.6	—	29.8
Other expense (income), net	1.2	—	—	(1.2)	—	19.8	—	(19.6)	(0.7)	(0.5)

Income before interest expense and income taxes - EBIT	31.7	1.0	(0.4)	0.6	32.9	6.4	3.0	20.2	0.7	30.3
Depreciation & Amortization	26.4				26.4	25.8				25.8

EBITDA - TRADITIONAL COTT	$58.1				$59.3	$32.2				$56.1

	For the Six Months Ended July 4, 2015					For the Six Months Ended June 28, 2014
	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP
Revenue, net	$992.3	$—	$—	$—	$992.3	$1,024.3	$—	$—	$—	$1,024.3
Cost of sales	846.5	—	—	1.2	847.7	889.1	(1.2)	—	—	887.9

Gross profit	145.8	—	—	(1.2)	144.6	135.2	1.2	—	—	136.4
Selling, general and administrative expenses	102.4	—	(0.6)	—	101.8	97.6	—	(0.3)	—	97.3
(Gain) loss on disposal of property, plant & equipment	(0.4)	—	1.0	(0.7)	(0.1)	—	—	—	(0.1)	(0.1)
Restructuring	—	—	—	—	—	2.3	—	(2.3)	—	—
Asset impairments	—	—	—	—	—	1.9	—	(1.9)	—	—
Acquisition and integration expenses	2.7	(2.7)	—	—	—	2.9	(2.9)	—	—	—

Operating income	41.1	2.7	(0.4)	(0.5)	42.9	30.5	4.1	4.5	0.1	39.2
Other (income) expense, net	(9.0)	—	—	9.5	0.5	17.5	3.5	(20.5)	(1.3)	(0.8)

Income before interest expense and income taxes - EBIT	50.1	2.7	(0.4)	(10.0)	42.4	13.0	0.6	25.0	1.4	40.0
Depreciation & Amortization	53.6				53.6	50.9				50.9

EBITDA - TRADITIONAL COTT	$103.7				$96.0	$63.9				$90.9

Press Release

DS SERVICES	EXHIBIT 7
SUPPLEMENTARY INFORMATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
(in millions of U.S. dollars)
Unaudited

						Proforma
	For the Three Months Ended July 4, 2015					For the Three Months Ended June 28, 2014
	GAAP	Acquisition and Integration Expenses	Other Adjustments [1]	Unrealized and other non-cash expenses	Non-GAAP	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP
Revenue, net	$257.0	$—	$2.3	$—	$259.3	$251.4	$—	$—	$—	$251.4
Cost of sales	100.8	—	—	—	100.8	101.9	—	—	—	101.9

Gross profit	156.2	—	2.3	—	158.5	149.5	—	—	—	149.5
Selling, general and administrative expenses	139.0	—	2.3	—	141.3	134.5	(0.7)	(0.3)	(0.7)	132.8
Loss on disposal of property, plant & equipment	0.9	—	—	(0.9)	—	—	—	—	—	—
Acquisition and integration expenses	3.1	(3.1)	—	—	—	—	—	—	—	—

Operating income	13.2	3.1	—	0.9	17.2	15.0	0.7	0.3	0.7	16.7
Other income, net	(0.2)	—	—	0.2	—	(0.2)	—	—	—	(0.2)

Income before interest expense and income taxes - EBIT	13.4	3.1	—	0.7	17.2	15.2	0.7	0.3	0.7	16.9
Depreciation & Amortization	31.8				31.8	28.7				28.7

EBITDA - DS SERVICES	$45.2				$49.0	$43.9				$45.6

						Proforma
	For the Six Months Ended July 4, 2015					For the Six Months Ended June 28, 2014
	GAAP	Acquisition and Integration Expenses	Other Adjustments [1]	Unrealized and other non-cash expenses	Non-GAAP	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP
Revenue, net	$497.3	$0.9	$3.4	$—	$501.6	$481.9	$—	$—	$—	$481.9
Cost of sales	201.2	(3.3)	—	—	197.9	197.1	—	—	—	197.1

Gross profit	296.1	4.2	3.4	—	303.7	284.8	—	—	—	284.8
Selling, general and administrative expenses	276.3	—	3.4	—	279.7	269.4	(2.1)	(2.8)	(1.3)	263.2
Loss on disposal of property, plant & equipment	2.0	—	—	(2.0)	—	—	—	—	—	—
Acquisition and integration expenses	6.1	(6.1)	—	—	—	—	—	—	—	—

Operating income	11.7	10.3	—	2.0	24.0	15.4	2.1	2.8	1.3	21.6
Other income, net	(0.4)	—	—	0.4	—	(0.5)	—	—	—	(0.5)

Income before interest expense and income taxes - EBIT	12.1	10.3	—	1.6	24.0	15.9	2.1	2.8	1.3	22.1
Depreciation & Amortization	62.0				62.0	56.2				56.2

EBITDA - DS SERVICES	$74.1				$86.0	$72.1				$78.3

[1]	Represents the impact of energy fuel surchage rate on current year operations assuming prior year average rate.

Press Release

NORTH AMERICA	EXHIBIT 8
SUPPLEMENTARY INFORMATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended July 4, 2015					For the Three Months Ended June 28, 2014
	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP
Revenue, net	$352.6	$—	$—	$—	$352.6	$373.2	$—	$—	$—	$373.2
Intercompany sales	6.4	—	—	—	6.4	6.1	—	—	—	6.1

BU Revenue, net	359.0	—	—	—	359.0	379.3	—	—	—	379.3
Cost of sales	306.9	—	—	1.0	307.9	330.5	—	—	—	330.5

Gross profit	52.1	—	—	(1.0)	51.1	48.8	—	—	—	48.8
Selling, general and administrative expenses	34.0	—	(0.5)	—	33.5	33.4	—	(0.2)	—	33.2
(Gain) loss on disposal of property, plant & equipment	(0.7)	—	1.0	(0.3)	—	(0.1)	—	—	—	(0.1)
Restructuring	—	—	—	—	—	0.1	—	(0.1)	—	—
Asset impairments	—	—	—	—	—	—	—	—	—	—
Acquisition and integration expenses	0.5	(0.5)	—	—	—	0.1	(0.1)	—	—	—

Operating income	18.3	0.5	(0.5)	(0.7)	17.6	15.3	0.1	0.3	—	15.7
Other expense (income), net	0.3	—	—	(0.3)	—	0.6	—	—	(0.6)	—

Income before interest expense and income taxes - EBIT	18.0	0.5	(0.5)	(0.4)	17.6	14.7	0.1	0.3	0.6	15.7
Depreciation & Amortization	20.5				20.5	20.5				20.5

EBITDA - NORTH AMERICA	$38.5				$38.1	$35.2				$36.2

	For the Six Months Ended July 4, 2015					For the Six Months Ended June 28, 2014
	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP	GAAP	Acquisition and Integration Expenses	Other Adjustments	Unrealized and other non-cash expenses	Non-GAAP
Revenue, net	$676.9	$—	$—	$—	$676.9	$717.9	$—	$—	$—	$717.9
Intercompany sales	10.8	—	—	—	10.8	12.2	—	—	—	12.2

BU Revenue, net	687.7	—	—	—	687.7	730.1	—	—	—	730.1
Cost of sales	594.0	—	—	1.0	595.0	643.3	—	—	—	643.3

Gross profit	93.7	—	—	(1.0)	92.7	86.8	—	—	—	86.8
Selling, general and administrative expenses	66.6	—	(0.5)	—	66.1	65.1	—	(0.2)	—	64.9
(Gain) loss on disposal of property, plant & equipment	(0.4)	—	1.0	(0.6)	—	(0.1)	—	—	—	(0.1)
Restructuring	—	—	—	—	—	2.2	—	(2.2)	—	—
Asset impairments	—	—	—	—	—	0.9	—	(0.9)	—	—
Acquisition and integration expenses	2.0	(2.0)	—	—	—	0.9	(0.9)	—	—	—

Operating income	25.5	2.0	(0.5)	(0.4)	26.6	17.8	0.9	3.3	—	22.0
Other expense (income), net	0.5	—	—	(0.5)	—	0.7	—	—	(0.8)	(0.1)

Income before interest expense and income taxes - EBIT	25.0	2.0	(0.5)	0.1	26.6	17.1	0.9	3.3	0.8	22.1
Depreciation & Amortization	41.9				41.9	41.1				41.1

EBITDA - NORTH AMERICA	$66.9				$68.5	$58.2				$63.2

Press Release

COTT CORPORATION	EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Revenue by Reporting Segment
Unaudited

(in millions of U.S. dollars, except percentage amounts)	For the Three Months Ended July 4, 2015
	North America	DSS	U.K.	All Other	Elimination	Total
Change in revenue	$(20.3)	$257.0	$(3.9)	$(1.9)	$(0.3)	$230.6
Impact of foreign exchange[1]	5.2	—	14.8	1.3	—	21.3

Change excluding foreign exchange	$(15.1)	$257.0	$10.9	$(0.6)	$(0.3)	$251.9

Percentage change in revenue	-5.4%	—	-2.5%	-10.4%	4.9%	42.0%

Percentage change in revenue excluding foreign exchange	-4.0%	—	6.9%	-3.3%	4.9%	45.9%

Impact of DSS Acquisition	$(1.6)	$(257.0)	$—	$—	$1.6	$(257.0)

Change excluding foreign exchange and DSS Acquisition	$(16.7)	$—	$10.9	$(0.6)	$1.3	$(5.1)

Percentage change in revenue excluding foreign exchange and DSS Acquisition	-4.4%	—	6.9%	-3.3%	-21.3%	-0.9%

(in millions of U.S. dollars, except percentage amounts)	For the Six Months Ended July 4, 2015
	North America	DSS	U.K.	All Other	Elimination	Total
Change in revenue	$(42.4)	$497.3	$12.7	$(3.7)	$1.4	$465.3
Impact of foreign exchange[1]	8.6	—	27.0	2.0	—	37.6

Change excluding foreign exchange	$(33.8)	$497.3	$39.7	$(1.7)	$1.4	$502.9

Percentage change in revenue	-5.8%	—	4.6%	-11.2%	-11.5%	45.4%

Percentage change in revenue excluding foreign exchange	-4.6%	—	14.5%	-5.1%	-11.5%	49.1%

Impact of DSS Acquisition	$(1.6)	$(497.3)	$—	$—	$1.6	$(497.3)

Change excluding foreign exchange and DSS Acquisition	$(35.4)	$—	$39.7	$(1.7)	$3.0	$5.6

Percentage change in revenue excluding foreign exchange and DSS Acquisition	-4.8%	—	14.5%	-5.1%	-24.6%	0.5%

[1]	Impact of foreign exchange is the difference between the current year’s revenue translated utilizing the current year’s average foreign exchange rates less the current year’s revenue translated utilizing the prior year’s average foreign exchange rates.

Press Release

COTT CORPORATION	EXHIBIT 10
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	July 4, 2015	June 28, 2014
Net cash provided by operating activities	$75.7	$29.5
Less: Capital expenditures	(29.9)	(11.8)

Free Cash Flow	$45.8	$17.7

Plus: Bond redemption cash costs	—	16.4

Adjusted Free Cash Flow	$45.8	$34.1

	For the Six Months Ended
	July 4, 2015	June 28, 2014
Net cash provided by (used in) operating activities	$74.6	$(23.0)
Less: Capital expenditures	(57.2)	(20.6)

Free Cash Flow	$17.4	$(43.6)

Plus: Bond redemption cash costs	—	17.0
Less: Cash collateral[1]	(29.4)	—

Adjusted Free Cash Flow	$(12.0)	$(26.6)

[1]	In connection with the DSS Acquisition, $29.4 million was required to cash collateralize certain DSS self-insurance programs. The $29.4 million was funded with borrowings against our ABL facility, and the cash collateral was included within prepaid and other current assets on our Consolidated Balance Sheet at January 3, 2015. Subsequent to January 3, 2015 additional letters of credit were issued from our available ABL facility capacity, and the cash collateral was returned to the Company, which was used to repay a portion of our outstanding ABL facility.